Exhibit 4.1

FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT

FIRST AMENDMENT AND CONSENT, dated as of August 20, 2002 (this “Amendment”), to and under the Credit Agreement, dated as of September 28, 2001 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among International Multifoods Corporation (the “U.S. Borrower”), Robin Hood Multifoods Inc. (the “Canadian Borrower” and together with the U.S. Borrower, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), Rabobank International, as documentation agent, U.S. Bank National Association and UBS Warburg LLC, as syndication agents, and Canadian Imperial Bank of Commerce (“CIBC”), as U.S. administrative agent and Canadian administrative agent (the “Administrative Agents”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders and the Administrative Agents are parties to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders and the Administrative Agents are parties to the U.S. Guarantee and Collateral Agreement;

WHEREAS, the U.S. Borrower wishes to sell the Capital Stock (the “MDM Sale”) of Multifoods Distribution Management, Inc. and its Subsidiaries, pursuant to the stock purchase agreement, dated as of July 29, 2002, by and between International Multifoods Corporation and Wellspring Distribution Corp.; and

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agents consent to the MDM Sale and agree to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

2.             Amendment to Section 1.1 of the Credit Agreement (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended by:

(a)           deleting, in their entirety, the terms “Canadian Swingline Commitment”,  “Consolidated Fixed Charges” and “U.S. L/C Commitment” appearing therein and inserting the following new definitions in the appropriate alphabetical order:

““Canadian Swingline Commitment”:  as to the Canadian Swingline Lender, the obligation of such Lender to make Canadian Swingline Loans in an aggregate principal amount not to exceed C$7,500,000, or the Dollar Equivalent thereof, as the same may be modified from time to time pursuant to the terms hereof.

 “Consolidated Fixed Charges”:  for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the U.S. Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans but specifically excluding any payments in respect of Revolving Loans) and (d) payments made in respect of Permitted MDM Guarantee Obligations.

“MDM Entities”:  the collective reference to Multifoods Distribution Management, Inc. and its Subsidiaries (which, for the avoidance of doubt, includes Better Brands, Inc., Multifoods Distribution Group, Inc. and Multifoods Merchandising, Inc.).

“MDM Sale”:  the sale of all of the Capital Stock of the MDM Entities pursuant to, and the consummation of the other transactions contemplated by, the MDM Stock Purchase Agreement.

“MDM Stock Purchase Agreement”:  the Stock Purchase Agreement, dated as of July 29, 2002, between International Multifoods Corporation and Wellspring Distribution Corp., together with (i) any nonmaterial amendments thereto and (ii) any other amendments thereto to which the Required Lenders have given their prior written consent.

“Permitted MDM Guarantee Obligations”:  Guarantee Obligations of the U.S. Borrower of lease obligations of MDM Entities as more fully set forth on Schedule 8.

“U.S. L/C Commitment”:  $25,000,000.”; and

(b)           amending the definitions of (i) “Applicable Margin” by deleting the table set forth in clause (b) thereof in its entirety and inserting in lieu thereof the following table:

	“C$Prime Loans	U.S. Base Rate Loans	Eurodollar Loans	Bankers’ Acceptances
Canadian Revolving Loans	2.00%	2.00%	3.00%	3.00%
Canadian Swingline Loans	2.00%	2.00%	N/A	N/A
Canadian Term Loans	2.00%	2.00%	3.00%	3.00”;	%

(ii)           “Consolidated EBITDA” by (A) deleting “and” immediately following clause (f) thereof and substituting in lieu thereof a comma and (B) adding immediately after clause (g) thereof the following:

“, (h) fees and expenses paid in connection with the MDM Sale, (i) nonrecurring retention and severance costs resulting from the MDM Sale and (j) any non-recurring non-cash expenses or losses related to settlement and curtailment of pension plans as a result of the MDM Sale”;

(iii)          “Consolidated Total Debt” by adding immediately before the period at the end thereof the following:

“; provided that for purposes of calculating Consolidated Total Debt for the fiscal quarter immediately following the date of consummation of the MDM Sale, Consolidated Total Debt shall not include any Net Cash Proceeds of the MDM Sale to be applied on the Mandatory Prepayment Date to prepay the Loans in accordance with Section 2.18(f)”; and

(iv)  “Excess Cash Flow” by (A) deleting “and” immediately following clause (b)(vi) thereof and substituting in lieu thereof a comma and (B) adding immediately before the period at the end thereof the following:

“and (viii) the aggregate amount of Investments permitted under Section 7.8(j) made in such fiscal year which is not financed with Indebtedness”.

3.             Amendment to Section 2.13 (Canadian Swingline Loans).  Section 2.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the terms and conditions hereof, the Canadian Swingline Lender agrees to make extensions of credit to the Canadian Borrower from time to time during the Revolving Commitment Period by making swing line loans (“Canadian Swingline Loans”) to the Canadian Borrower and/or issuing Canadian Letters of Credit on behalf of the Canadian Borrower in an aggregate amount not to exceed the Canadian Swingline Commitment (or the Dollar Equivalent thereof) of such Lender.  The Canadian Swingline Loans may (a) be denominated in Dollars or Canadian Dollars as determined by the Canadian Borrower and notified to the Canadian Swingline Lender and (b) from time to time be (i) U.S. Base Rate Loans, in the case of such Loans denominated in Dollars, (ii) C$ Prime Loans, in the case of such Loans denominated in Canadian Dollars or (iii) issued as Canadian Letters of Credit on behalf of the Canadian Borrower, in each case as determined by the Canadian Borrower and as agreed to by the Canadian Swingline Lender.  Each Canadian Swingline Loan will be made by the Canadian Swingline Lender on an overdraft basis to meet a drawing upon any account maintained by the Canadian Borrower with the Canadian Swingline Lender and no notice of such borrowing shall be required by debiting the account of the Canadian Borrower on the books of the Canadian Lending Office.  The Canadian Borrower shall ensure that, after giving effect to the making of any Canadian Swingline Loan, the aggregate amount of Canadian Swingline Extensions of Credit then outstanding shall not exceed the Canadian Swingline Commitment.

During the Revolving Commitment Period, the Canadian Borrower may use the Canadian Swingline Commitment by borrowing, repaying and reborrowing and causing Canadian Letters of Credit to be issued, all in accordance with the terms and conditions hereof.”.

4.             Amendment to Section 2.16(c) (Termination or Reduction of Commitments and Canadian Swingline Commitment).  Section 2.16(c) of the Credit Agreement is hereby amended by deleting “C$1,000,000” and substituting in lieu thereof “C$1,000,000, or the Dollar Equivalent thereof”.

5.             Amendment to Section 2.17 (Optional Prepayments).  Section 2.17 of the Credit Agreement is hereby amended by deleting “C$100,000” and substituting in lieu thereof “C$100,000, or the Dollar Equivalent thereof,”.

6.             Amendment to Section 6.2(b) (Certificates; Other Information). Section 6.2(b) of the Credit Agreement is hereby amended by (a) deleting “and” immediately following clause (ii)(x) thereof and (b) adding immediately before clause (iii) thereof the following:

“(z) in the case of the delivery of any financial statements pursuant to Section 6.1(a) only, an updated Schedule 8 reflecting modifications thereto, if any, which shall be deemed to amend and replace the then existing Schedule 8 in its entirety and”.

7.             Amendment to Section 7.1 (Negative Covenants).  Section 7.1 of the Credit Agreement is hereby amended by:

 (a) deleting the table set forth in Section 7.1(b) thereof in its entirety and inserting in lieu thereof the following table:

“Fiscal Quarter	Consolidated Interest Coverage Ratio
Q4 of ‘02 and Q1, Q2 and Q3 of ‘03	2.25 to 1
Q4 of ‘03 and Q1, Q2 and Q3 of ‘04	2.75 to 1
Q4 of ‘04 and thereafter	3.00 to 1”; and

(b)  deleting the table set forth in Section 7.1(c) thereof in its entirety and inserting in lieu thereof the following table:

“Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
Q4 of ‘02 and Q1, Q2 and Q3 of ‘03	1.20 to 1

“Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
Q4 of ‘03 and Q1, Q2 and Q3 of ‘04	1.25 to 1
Q4 of ‘04 and thereafter	1.30 to 1”.

8.             Amendment to Section 7.2 (Indebtedness).  Section 7.2 of the Credit Agreement is hereby amended by:

(a)           (i) deleting “and” immediately following clause (b)(iii) thereof and substituting in lieu thereof a comma and (ii) adding immediately after clause (b)(iv) thereof the following:

“and (v) Indebtedness of the Canadian Borrower or any Canadian Wholly Owned Subsidiary Guarantor to the U.S. Borrower in an aggregate amount at any time outstanding not to exceed the Net Cash Proceeds of the MDM Sale which are applied to the repayment of the Canadian Term Loans pursuant to Section 2.18; provided that such Indebtedness shall be evidenced by a promissory note pledged to the Collateral Agent pursuant to the U.S. Guarantee and Collateral Agreement”; and

(b)           deleting “$5,000,000” in clause (h) thereof and substituting in lieu thereof  “$10,000,000”.

9.             Amendment to Section 7.7 (Capital Expenditures).  Section 7.7 of the Credit Agreement is hereby amended by (a) deleting “and” immediately following clause (a) thereof and substituting in lieu thereof a comma and (b) adding immediately before the period at the end thereof the following:

“and (c) Capital Expenditures of the U.S. Borrower and its Subsidiaries up to an additional $20,000,000 during the term of this Agreement so long as the U.S. Borrower provides to the Administrative Agents information in detail satisfactory to the Administrative Agents with respect to such Capital Expenditures”.

10.           Amendment to Section 7.8 (Investments).  Section 7.8 of the Credit Agreement is hereby amended by:

(a)           adding immediately before the semicolon at the end of clause (c) thereof  “and Permitted MDM Guarantee Obligations”; and

(b)           amending clause (j) thereof by (i) deleting “$15,000,000” and substituting in lieu thereof  “$35,000,000 and (ii) deleting “$30,000,000” and substituting in lieu thereof  “$50,000,000”.

11.           Amendment to Schedules 1.1A (Mortgaged Property) and 4.15

(Subsidiaries) and New Schedule 8 (Permitted MDM Guarantee Obligations ) to the Credit Agreement.  The Credit Agreement is hereby amended by:

(a)  replacing Schedule 1.1A (Mortgaged Property) thereto with a new Schedule 1.1A in the form attached to this Amendment as Exhibit A;

(b)  amending Schedule 4.15 (Subsidiaries) thereto by deleting the MDM Entities; and

(c)  adding a new Schedule 8 (Permitted MDM Guarantee Obligations) thereto in the form attached to this Amendment as Exhibit B.

12.           Consent.  The Administrative Agents and the Lenders hereby consent under the Credit Agreement and the other Loan Documents to the MDM Sale pursuant to the MDM Stock Purchase Agreement, including the waiver, in the discretion of the U.S. Borrower, of the condition contained in Section 3(b)(vi) of the MDM Stock Purchase Agreement; provided that the foregoing consent is conditioned upon (a) the MDM Stock Purchase Agreement not having been amended or modified in any material respect without the prior written consent of the Required Lenders and (b) the Net Cash Proceeds of the MDM Sale being applied in accordance with Section 2.18 of the Credit Agreement; it being understood that (x) the U.S. Borrower shall not (i) retain any such Net Cash Proceeds as permitted by Section 2.18(c) or (ii) deliver a Reinvestment Notice with respect to such Net Cash Proceeds as permitted by Section 2.18(c) and (y) the MDM Sale shall be deemed not to be a utilization of the $25,000,000 of permitted Dispositions contained in Section 7.5(e) of the Credit Agreement.  Upon the occurrence of the Date of Effectiveness, each of the MDM Entities shall be released from its obligations as a Subsidiary Guarantor and as a Grantor under the U.S. Guarantee and Collateral Agreement.  In connection with the foregoing, at the request and sole expense of any Loan Party, the Collateral Agent shall (a) deliver to such Loan Party the certificates representing the shares of Capital Stock of each of the MDM Entities and each promissory note pledged by any MDM Entity to the Collateral Agent, or issued by any MDM Entity and pledged to the Collateral Agent, pursuant to the U.S. Guarantee and Collateral Agreement and (b) execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

13.           Conditions to Effectiveness.  This Amendment shall become effective concurrently with the consummation of the MDM Sale (the “Date of Effectiveness”); provided that prior thereto or concurrently therewith the Administrative Agents shall have received:

(a)           counterparts of this Amendment duly executed by the Borrowers and duly acknowledged and consented to by each Guarantor and Grantor;

(b)           executed Lender Consent Letters, substantially in the form of Exhibit C hereto (“Lender Consent Letters”), from Lenders constituting the Required Lenders; and

(c)  such documents and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the transactions contemplated by this Amendment and any other legal matters relating to any of the foregoing, all in form and substance reasonably satisfactory to the Administrative Agents and their counsel.

Delivery by the Administrative Agents of the releases referred to in Section 12 shall constitute conclusive evidence of the satisfaction of all conditions.

14.           Representations and Warranties.  Each of the Borrowers, as of the Date of Effectiveness and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates that the representations and warranties made by it in Section 4 of the Credit Agreement and otherwise in the Loan Documents to which it is a party are true and correct in all material respects (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date); provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment; and provided further that each such representation and warranty shall be deemed to be modified as of the consummation of the MDM Sale to the extent necessary to give effect to the MDM Sale.

15.           Reference to and Effect on the Loan Documents; Limited Effect.  On and after the Date of Effectiveness, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents.  Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

16.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof.  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

17.          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL MULTIFOODS CORPORATION

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief
Financial Officer

ROBIN HOOD MULTIFOODS INC.

By:	/s/ Donald H. Twiner
Name: Donald H. Twiner
Title: President

CANADIAN IMPERIAL BANK OF COMMERCE, as U.S. Administrative Agent

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Authorized Signatory

CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Administrative Agent

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Authorized Signatory

ACKNOWLEDGEMENT AND CONSENT

Dated as of August 20, 2002

                               Each of the undersigned, in its capacity as a Guarantor and/or Grantor, as the case may be, under the Security Documents to which it is a party, does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing First Amendment and Consent and (b) after giving effect to such First Amendment and Consent, (i) confirms, reaffirms and restates that the representations and warranties made by it in each Loan Document to which it is a party are true and correct in all material respects as of the Date of Effectiveness (as defined in the foregoing First Amendment and Consent) (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date), (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Loan Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such First Amendment and Consent.

INTERNATIONAL MULTIFOODS CORPORATION, as a CBO Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

THE BOSTON SEA PARTY RESTAURANTS, INC., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

MARTHA WHITE FOODS, INC. (f/k/a Davenport Industrial Supply Co.), as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Senior Vice President — Finance and Chief Financial Officer

FANTASIA CONFECTIONS, INC., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

LUCAN FEED SERVICE, INC., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

MULTIFOODS INC. (f/k/a MINETCO—Minnesota International Export Trading Company, Inc.), as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

MULTIFOODS BAKERY DISTRIBUTORS, INC., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

MULTIFOODS BAKERY INTERNATIONAL, INC., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

THE PICKAWAY GRAIN COMPANY, as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance and Chief Financial Officer

MULTIFOODS LTD., as a CBO Guarantor

By:	/s/ Donald H. Twiner
Name: Donald H. Twiner
Title: President

GOURMET BAKER INC., as a CBO Guarantor

By:	/s/ Donald H. Twiner
Name: Donald H. Twiner
Title: President

980964 ONTARIO LIMITED, as a CBO Guarantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance

SEA-PAC CORP., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Senior Vice President — Finance and Chief Financial Officer

WINDMILL HOLDINGS CORP., as a Guarantor and as a Grantor

By:	/s/ John E. Byom
Name: John E. Byom
Title: Vice President — Finance